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                                                                   Exhibit 10.21


                               FOURTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


ESCALADE, INCORPORATED, an Indiana corporation (the "Company"), and BANK ONE, INDIANA, National Association, a national banking association (the "Bank") being parties to that certain Amended and Restated Credit Agreement dated as of May 31, 1996 as amended by a First Amendment dated as of September 19, 1996 as amended by a Second Amendment dated effective as of May 31, 1997, as amended by a Third Amendment dated December 15, 1997 (collectively the "Agreement"), hereby agree to amend the Agreement by this Fourth Amendment to Amended and Restated Credit Agreement (the "Fourth Amendment"), on the terms and subject to the conditions set forth as follows:

1.        DEFINITIONS

          a. Terms used in this Fourth Amendment with their initial letter capitalized which are not defined herein shall have the meanings ascribed to them in the Agreement.

          b. The following definition set forth in Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          * "Revolving Loan Maturity Date" means May 31, 1999, and hereafter any subsequent date to which the Commitment may be extended by the Bank pursuant to the terms of Section 2.1(iv).

2. REVOLVING LOAN. Section 2.a(i) is hereby amended to change the amount of Advances which can be made under the Revolving Loan to amounts not exceeding Seven Million and no/100 Dollars ($7,000,000.00) in the aggregate at any time outstanding. The obligation to repay the Revolving Loan shall be evidenced by a promissory note in the form of Exhibit A.

3.        LETTERS OF CREDIT. Section 2.b is hereby deleted and the following new
Section 2.b is added to read in its entirety as follows:

          b. Standby and Commercial Letters of Credit. At any time that the Company is entitled to an Advance under the Revolving Loan, the Bank shall, upon the application of the Company or any Subsidiary, issue for the account of the Company or any Subsidiary, a standby or commercial letter of credit (each a "Letter of Credit") in an amount not in excess of the maximum Advance that the Company would then be entitled to obtain under the Revolving Loan, provided that (A) the total amount of Letters of Credit which are outstanding at any time shall not exceed $2,000,000.00, (B) the issuance of any Letter of Credit with a maturity date beyond the Revolving Loan Maturity Date shall be entirely at the discretion of the Bank, (C) the form of the requested Letter of Credit shall be satisfactory to the Bank in the reasonable exercise of the Bank's discretion, and (D) the Company or any Subsidiary, shall have executed an application and reimbursement agreement for the Letter of Credit (a "Reimbursement Agreement") in the Bank's standard form. While any Letter of Credit is outstanding, the maximum amount of Advances which may be outstanding under the Revolving Loan shall be reduced by the maximum amount available to be drawn under the Letter of Credit. The issuance of each Commercial Letter of Credit shall be subject to the payment by the applicant (The "Account Party") to the Bank of a fee (an"Issuance Fee") which shall be equal to the Applicable Issuance Fee Rate multiplied by the amount thereof, which Issuance Fee shall be due and payable within ten (10) days following the issuance of any Commercial Letter of Credit. Upon presentation of each draft drawn under a Commercial Letter of Credit to the Bank by the beneficiary thereof, the Account Party shall also pay the Bank a fee (a"Negotiation Fee"), which shall be an amount equal to the greater of (i) one-eighth percent (1/8%) multiplied by the amount drawn under such commercial Letter of credit, or (ii) $75.00. The issuance and each renewal of each Standby Letter of Credit shall be subject to the payment


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          by the Account Party to the Bank of a fee (a"Commission"), which shall be equal to the Applicable Commission Rate per annum (calculated on the basis that an entire year's Commission is earned in 360 days) multiplied by the amount thereof, which Commission shall be due and payable within ten (10) days following the issuance or renewal of any Standby Letter of Credit. The Company shall pay the Bank's standard transaction fees with respect to any transactions occurring on account of any Letter of Credit. Transaction fees shall be payable upon completion of the transaction as to which they are charged. All such Commissions, Issuance Fees, Negotiation Fees and transaction fees may be debited by the Bank to any deposit account of the Company carried with the Bank without further authority.

4. COLLATERAL FOR THE OBLIGATIONS. The Agreement is hereby amended to delete Subsections b, c and d of Section 4 concerning the Company and Subsidiary Security Agreements and the Pledge Agreement in their entirety as the Obligations of the Company under the Agreement shall now be unsecured.

5. FINANCIAL STATEMENTS. Section 5.b(ii) of the Agreement is hereby amended to change the interim reporting period to 45 days after the end of each calendar quarter.

6. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Fourth Amendment, the Company represents and warrants to the Bank that:

          a. The execution and delivery of the Fourth Amendment, the execution and delivery of all of the other documents executed in connection herewith, and the performance by the Company of its obligations under this Fourth Amendment and all of the documents executed in connection herewith are within the corporate power of the Company, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the Articles of Incorporation or Bylaws of the Company or of any agreement binding upon the Company or any of its property.

          b. This Fourth Amendment and all of the documents executed by the Company in connection herewith are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

          c. The representations and warranties contained in Section 3 of the Agreement are true and correct as of the date hereof except that the representations contained in Section 3.d. of the Agreement shall be deemed to refer to the latest financial statements furnished by the Company to the Bank.

          d. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date of this Fourth Amendment.

6. CONDITIONS PRECEDENT. This Fourth Amendment shall become effective upon the Bank's receipt of the following, contemporaneously with the execution of this Fourth Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

          a.      This Fourth Amendment;

          b.      The replacement Revolving Loan Note;

          c. Receipt of payment of the reasonable legal fees and expenses of Bank's counsel at closing or immediately upon receipt by Borrower of an invoice therefor, and

          d.      Such other documents as the Bank may reasonably request.


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7.        PRIOR AGREEMENTS. The Agreement as amended by this Fourth Amendment, supersedes all previous agreements and commitments made or issued by the Bank, related to all of the subjects of the Agreement, as amended by this Fourth Amendment, and any oral or written proposals or commitments made or issued by the Bank.

8. AFFIRMATION. Except as expressly amended by this Fourth Amendment, all of the terms and conditions of the Agreement and each of the Loan Documents remains in full force and effect.


          Executed on June 15, 1998 and effective as of May 31, 1998.

                                         ESCALADE, INCORPORATED

                                By:      Robert E. Griffin
                                         --------------------------------------
                                         Robert E. Griffin, Chairman and
                                          Chief Executive Officer


                                BANK ONE, INDIANA, NATIONAL
                                ASSOCIATION

                                BY:      Kelly Queisser
                                         --------------------------------------
                                         D. Kelly Queisser, Vice President and
                                          Senior Relationship Manager